Exhibit 99.1

KEYSPAN
Climate is Everything


                                                                          NEWS
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KeySpan Corporation                                        For Immediate Release

Contacts:         Investors                                Media Relations
                  George Laskaris                          Ed Yutkowitz
                  718.403.2526                             718.403.2523



  KeySpan Corporation Sells its Remaining Ownership Interest in KeySpan Canada
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Brooklyn, New York, November 16, 2004 - KeySpan Corporation (NYSE:KSE) announced
today  that  it  has  agreed  to  sell  its  remaining   ownership  interest  of
approximately 17.4% in its affiliate company, KeySpan Energy Canada Partnership ("KeySpan Canada"), to the KeySpan Facilities Income Fund (TSX:KEY.UN; KEY.DB) (the "Fund").

The Fund has entered into an agreement to sell 10.872 million units of the Fund at a price of CND$13.90 per unit for gross total proceeds of approximately CDN$151 million. The proceeds of the offering will be used by the Fund to acquire KeySpan Corporation's remaining interest in KeySpan Canada. KeySpan Corporation will receive net proceeds of approximately CDN$143 million (or approximately US$119 million), after commissions and expenses, resulting in an estimated profit for book purposes of approximately US$19 million, after tax. This offer is subject to normal regulatory approvals and is expected to close on or about December 2, 2004.

"This transaction is the final step in the complete monetization of our ownership interest in KeySpan Canada, once again demonstrating our commitment to monetize our non-core assets and focus on growing our core businesses," said Robert B. Catell, Chairman and CEO of KeySpan Corporation. "KeySpan intends to use the proceeds from this transaction to initially pay down debt to further strengthen our balance sheet."

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A member of Standard & Poor's 500 Index,  KeySpan Corporation  (NYSE:KSE) is the
largest distributor of natural gas in the Northeast with 2.5 million customers, operating regulated natural gas utilities in New York, Massachusetts and New
Hampshire which do business as KeySpan Energy Delivery. This customer focused business is complemented by the Energy Services business which offers a portfolio of energy-related products, services and solutions to homes and businesses. KeySpan is also the largest owner of electric generation in New York State. We own approximately 6,400 megawatts of generating capacity, which provides power to the 1.1 million customers of the Long Island Power Authority and supplies 25% of New York City's capacity needs. In addition to these assets, KeySpan has strategic investments in production, pipeline transportation, distribution and storage, and owns minority interest in natural gas exploration and Canadian gas processing. KeySpan has headquarters in Brooklyn, Boston and Long Island.

Certain  statements  contained  herein  are  forward-looking  statements,  which reflect numerous assumptions and estimates and involve a number of risks and uncertainties. For these statements, we claim the protection of the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. There are possible developments that could cause our actual results to differ materially from those forecasted or implied in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this filing. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that could cause actual results to differ materially are: general economic conditions, especially in the Northeast United States; available sources and costs of fuel; volatility of energy prices in a


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deregulated  market environment as well as in the source of natural gas and fuel used to generate electricity; potential write-down of our investment in natural gas properties when natural gas prices are depressed or if we have significant downward revisions in our estimated proved gas reserves; federal and state regulatory initiatives that increase competition, threaten cost and investment recovery and impact rate structure; our ability to successfully reduce our cost structures; implementation of new accounting standards; the degree to which we develop unregulated business ventures, as well as federal and state regulatory policies affecting our ability to retain and operate those business ventures; our ability to identify and make complementary acquisitions, as well as the successful integration of those acquisitions; inflationary trends and interest rates; and risks detailed from time to time in reports and other documents filed by us with the Securities and Exchange Commission.









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